UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K

            Current Report Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): July 30, 2001
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                     PROVIDENT FINANCIAL HOLDINGS, INC.
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           (Exact name of registrant as specified in its charter)


           Delaware                 0-28304              33-0704889
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(State or other jurisdiction     (File number)        (I.R.S. Employer
of incorporation)                                    Identification No.)


      3756 Central Avenue, Riverside, California            92506
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       (Address of principal executive office)           (Zip code)

Registrant's telephone number, including are code: (909) 686-6060
                                                   --------------

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       (Former name or former address, if changed since last report)

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Item 5. OTHER EVENTS.

     On July 30, 2001, Provident Financial Holdings, Inc. ("The Company") announced that Provident Savings Bank, its wholly owned subsidiary, will close its only in-store banking office in the Ralphs Supermarket Sunnymead Ranch in Moreno Valley, California, in approximately 90 days. After careful review and consideration, the Company decided that this banking office, which has been in service since October of 1992, could not gain the market share needed for profitable operation. All accounts in the in-store banking office will automatically be transferred to the Moreno Valley banking office located at 12460 Heacock Street, Moreno Valley, California 92553.

     On August 1, 2001, The Company also announced that Provident Savings Bank has opened its newest banking office in Temecula, California. This new branch, which will have its grand opening on August 4, 2001, will serve one of fastest growing communities within Riverside County, California.

     Subsequent to the closure of the in-store banking office and the opening of the new Temecula banking office, Provident Savings Bank will have 10 banking offices and five mortgage lending offices throughout Southern California.


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: August 3, 2001        Provident Financial Holdings, Inc.

                            /s/Craig G. Blunden
                            --------------------------------------------
                            Craig G. Blunden
                            President and Chief Executive Officer
                            (Principal Executive Officer)

                            /s/ Donavon P. Ternes
                            --------------------------------------------
                            Donavon P. Ternes
                            Chief Financial Officer
                            (Principal Financial and Accounting Officer)

                                  1

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